UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the board of directors of TXP Corporation (the “Company”) appointed Mr. John Eger and Ms. Marcia Allen as Co-Chief Restructuring Officers of the Company. Under that certain Forbearance Agreement dated as of January 15, 2009 (the “Agreement”) with YA Global Investments, L.P. (“YA Global”), the Company was obligated to retain a restructuring officer acceptable to YA Global, which restructuring officer shall have full discretion to approve all Company expenditures and execute an acceptable cost cutting/growth plan approved by YA Global.  Upon the appointment of Mr. John Eger and Ms. Marcia Allen as Co-Chief Restructuring Officers, the Company has satisfied this corporate milestone set forth in the Agreement. Other than as set forth in the preceding sentence, there are no understandings or arrangements between Mr. John Eger and Ms. Marcia Allen and any other person pursuant to which Mr. John Eger and Ms. Marcia Allen were selected as executive officers of the Company. Mr. John Eger and Ms. Marcia Allen do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

From January 2008 to the present, John Eger has served as a managing director of Allen & Associates, LLC, where he is responsible for providing financial advisory and business strategy consulting services to mid-market public and private companies.  From February 2007 to January 2008, he was an associate at Allen & Associates, LLC.  From March 2004 to January 2007, Mr. Eger was a managing partner at Catalina Capital Advisors, where he provided consulting services on capital formation strategies for mid-market private companies.  From June 2002 to February 2004, he was the President of J. Joseph Company, where he was responsible for providing strategic consulting services to mid-market private companies and a diverse group of non-profit organizations.  Mr. Eger earned a Bachelor of Arts in 1969 from Kansas State University and Master of Science in 1973 from Kansas State University.

From 2002 to present Marcia Allen has been the CEO and founder of Allen & Associates where she has been devoted to venture capital and corporate finance representing both investors and companies primarily in the small to mid cap arena. Her focus has been to build asset value through acquisition and internal growth funded by institutional investment groups.  Ms. Allen received a Bachelor of Science degree from University of Tennessee in 1971.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

None.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: March 5, 2009	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer